Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Thomas A. Young, Jr.
September 3, 2003		Paul M. Harbolick, Jr.
(703) 814-7200

Alliance Bankshares Reports Stock Dividend
Solid performance leads to the second stock dividend in its history.

Fairfax, VA # (NASDAQ:ABVA) The Board of Directors announced that the Company has declared a three-for-two stock split in the form of a stock dividend. The stock dividend is payable on September 29, 2003 to shareholders of record at the close of business on September 17, 2003.

“The Board of Directors is pleased to announce the second stock dividend in Alliance’s five year history. The first three-for-two stock dividend was paid to shareholders in October 2001. We believe the stock dividends are a tangible benefit to our shareholders, and the solid performance of our company over the past five years is a testament to the dedication and support of our shareholders. As our performance allows, stock dividends will remain part of our long-term capital management strategy,” said Thomas A. Young, Jr., President & CEO of Alliance Bankshares.

Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the Bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.

Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-KSB and other documents filed with the Securities and Exchange Commission.

More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.

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